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                                                                EXHIBIT 10.15

[SpectraSite Communications Letterhead]

February 6, 1998

Mr. Kirk Delprete
V.P. Operations
Whalen & Company, Inc.
3675 Mt. Diablo Boulevard
Suite 360
Lafayette, CA 94549

RE: Tower Acquisition Opportunities

Dear Kirk:

This is to confirm our recent conversation regarding Whalen & Company and SpectraSite Communications' agreement to address opportunities to acquire towers.

SpectraSite Communications will compensate Whalen & Company for every tower acquisition opportunity we close as follows:

           1.    $2,500 for each tower

           2. An additional $1,000 for each tower where the purchase price, as a multiple of cash flow, is 13 times or less

In addition, SpectraSite Communications agrees that Whalen & Company will provide the Due Diligence work associated with these opportunities at the previously agreed upon rates. Also, any multiple tenant leases initiated by Whalen will be compensated under the agreement dated February 6, 1998.

This is the beginning of a long and mutually rewarding relationship.

Sincerely,

SPECTRASITE COMMUNICATIONS, INC.


/s/ ROBERT M. LONG
-----------------------------------------------
By:         Robert M. Long
Its:        Vice President of Marketing


AGREED AND ACCEPTED BY:


WHALEN & COMPANY, INC.


/s/ KIRK DELPRETE                               Date:  2/12/98
----------------------------------------              ------------
By:         Kirk Delprete
Its:        Vice President of Operations